THE COMMUNITY DEVELOPMENT FUND

                     FORM OF INVESTMENT ADVISORY AGREEMENT

AGREEMENT made this ___ day of October, 2015, by and between The Community Development Fund, a Delaware statutory trust (the "Trust"), and Community Development Fund Advisors, LLC (the "Adviser").

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of portfolios of shares, as listed on Schedule A (each, a "Portfolio" and collectively, the "Portfolios"), each having its own investment policies; and

WHEREAS, the Trust desires to retain the Adviser to render investment management services with respect to the Portfolios, and the Adviser is willing to render such services:

NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

1. DUTIES OF THE ADVISER. The Trust employs the Adviser to manage the investment and reinvestment of the assets, to hire (subject to the approval of the Trust's Board of Trustees (the "Board") and, except as otherwise permitted under the terms of any exemptive relief granted by the Securities and Exchange Commission (the "SEC"), or by rule or regulation, by "vote of a majority of the outstanding voting securities" of each applicable Portfolio, as that term is defined in the 1940 Act) and thereafter supervise the investment activities of one or more sub-advisers deemed necessary to carry out the investment program of the Portfolios, and to continuously review, supervise and (where appropriate) administer the investment program of the Portfolios, to determine in its discretion (where appropriate) the securities to be purchased or sold, to provide the Trust's administrator (the "Administrator") and the Trust with records concerning the Adviser's activities which the Trust is required to maintain, and to render regular reports to the Administrator and to the Trust's officers and Trustees concerning the Adviser's discharge of the foregoing responsibilities.

     The retention of a sub-adviser by the Adviser shall not relieve the Adviser of its responsibilities under this Agreement. The Trust hereby constitutes and appoints the Adviser as the Trust's true and lawful representative and attorney-in-fact, with full power of delegation (to any one or more sub-advisers), in the Fund's name, place and stead, to make, execute, sign and acknowledge all agreements, contracts and other documentation; including, but not limited to, subscription agreements and ISDA agreements, and establish trading accounts on behalf of the Portfolios as in the Adviser's judgment are necessary or desirable for the Adviser to implement the investment policies of the Portfolios by purchasing, selling and redeeming its assets and placing orders for such purchases and sales.

     The Adviser shall discharge the foregoing responsibilities subject to the control of the Board and in compliance with the Prospectus (as defined below), such policies as the Trustees may from time to time establish, the objectives, policies, and limitations for the Portfolios as established by the Board, and applicable laws and regulations.

     The Adviser accepts such employment and agrees, at its own expense, to render the services and to provide the office space, furnishings and equipment and the personnel (including any sub-advisers) required by it to perform the services on the terms and for the compensation provided herein. The




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     Adviser will not, however, pay for the cost of securities, commodities, and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for the Trust.

2. DELIVERY OF DOCUMENTS. The Trust has furnished the Adviser with copies of each of the following:

          (a) The Trust's Agreement and Declaration of Trust, (such Agreement and Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration of Trust");

          (b) By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "By-Laws"); and

          (c) Prospectus(es) and Statement(s) of Additional Information of the Portfolios, as currently in effect and as amended or supplemented from time to time (referred to collectively as the "Prospectus").

3.   OTHER COVENANTS. The Adviser agrees that it:

          (a) Will comply with all applicable rules and regulations of the SEC and will in addition conduct its activities under this Agreement in accordance with other applicable law; and

          (b) Will place orders pursuant to its investment determinations for the Portfolios either directly with the issuer or with any broker or dealer. In executing Portfolio transactions and selecting brokers or dealers, the Adviser will use its best efforts to seek on behalf of a Portfolio the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Portfolio and/or other accounts over which the Adviser or an affiliate of the Adviser may exercise investment discretion. The Adviser is authorized, subject to later revocation by the Board, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolios which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer - - viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser to the Portfolios. In addition, the Adviser is authorized to allocate purchase and sale orders for portfolio securities to brokers or dealers that are affiliated with the Adviser or the Trust's principal underwriter if the Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will any Portfolio's securities be purchased from or sold to the Adviser, any sub-adviser engaged with respect to the Trust, the Trust's principal underwriter, or any affiliated person of either the Trust, the Adviser, and sub-adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the SEC and the 1940 Act.




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4.   COMPENSATION OF THE ADVISER. For the services rendered by the Adviser pursuant to this Agreement, the Trust shall pay to the Adviser compensation at the rates specified in the Schedule B attached hereto and made a part of this Agreement. Such compensation shall be paid to the Adviser at the end of each month, and calculated by applying a daily rate, based on the annual percentage rates as specified in the attached Schedule B, to the assets of the Portfolios. The fee shall be based on the average daily net assets for the month involved. The Adviser may, in its discretion and from time to time, waive a portion of its fee.

     All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

5. REPORTS. The Trust and the Adviser agree to furnish to each other, as applicable, Prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request. The Adviser further agrees to furnish to the Trust, if applicable, the same such documents and information pertaining to any sub-adviser as the Trust may reasonably request.

6. STATUS OF THE ADVISER. The services of the Adviser to the Trust are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust. To the extent that the purchase or sale of securities or other investments of any issuer may be deemed by the Adviser to be suitable for two or more accounts managed by the Adviser, the available securities or investments may be allocated in a manner believed by the Adviser to be equitable to each account. It is recognized that in some cases this may adversely affect the price paid or received by the Trust or the size or position obtainable for or disposed by the Trust.

7. CERTAIN RECORDS. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Adviser (or any sub-adviser) on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust on request. The Adviser further agrees to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act the records required to be maintained under Rule 31a-1 under the 1940 Act.

8. LIMITATION OF LIABILITY OF THE ADVISER. The duties of the Adviser shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Adviser hereunder. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state and Federal law which cannot be waived or modified hereby. (As used in this Section 8, the term "Adviser" shall include directors, officers, employees and other corporate agents of the Adviser as well as that corporation itself).

9. PERMISSIBLE INTERESTS. Trustees, agents, and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Adviser are or may be interested in the Trust as Trustees, officers, shareholders or otherwise; and the Adviser (or any



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     successor) is or may be interested in the Trust as a shareholder or otherwise subject to the provisions of applicable law. All such interests shall be fully disclosed between the parties on an ongoing basis and in the Trust's registrations statement as required by law. In addition, brokerage transactions for the Trust may be effected through affiliates of the Adviser or any sub-adviser if approved by the Board, subject to the rules and regulations of the SEC.

10. DURATION AND TERMINATION. This Agreement, unless sooner terminated as provided herein, shall remain in effect until two years from date of execution, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of each Portfolio; provided, however, that if the shareholders of any Portfolio fail to approve the Agreement as provided herein, the Adviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

This Agreement may be terminated as to any Portfolio at any time, without the payment of any penalty, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio on not less than 30 days nor more than 60 days' written notice to the Adviser, or by the Adviser at any time without the payment of any penalty, on 90 days' written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment. As used in this Section 10, the terms "assignment", "interested persons", and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the SEC.

11. GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of Delaware, without regard to conflict of law principles; provided, however that nothing herein shall be construed as being inconsistent with the 1940 Act.

12. NOTICE: Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

To the Adviser at:                Community Development Fund Advisors, LLC
                                  6255 Chapman Field Drive
                                  Miami, Florida 33156

To the Trust at:                  The Community Development Fund
                                  6255 Chapman Field Drive
                                  Miami, Florida 33156

13. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

14. AMENDMENT OF AGREEMENT. This Agreement may be amended only by written agreement of the Adviser and the Trust and only in accordance with the provisions of the 1940 Act and the rules and regulations promulgated thereunder.




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15.  ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     The Trust is entering into this Agreement with the Adviser on behalf of the respective Portfolios severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Portfolio as if contained in separate agreements between the Trust and Adviser for each such Portfolio. In the event that this Agreement is made applicable to any additional Portfolios by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Portfolio so that, for example, the execution date for purposes of Paragraph 10 of this Agreement with respect to such Portfolio shall be the execution date of the relevant Schedule.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

THE COMMUNITY DEVELOPMENT FUND                COMMUNITY DEVELOPMENT FUND
                                              ADVISORS, LLC

By: ___________________________________       By: ______________________________

Attest: ________________________________      Attest: __________________________



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                                   SCHEDULE A
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                                    BETWEEN
                         THE COMMUNITY DEVELOPMENT FUND
                                      AND
                    COMMUNITY DEVELOPMENT FUND ADVISORS, LLC
                            AS OF OCTOBER ___, 2015



                         The Community Development Fund

                                   SCHEDULE B
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                                    BETWEEN
                         THE COMMUNITY DEVELOPMENT FUND
                                      AND
                    COMMUNITY DEVELOPMENT FUND ADVISORS, LLC
                            AS OF OCTOBER ___, 2015

Pursuant to Article 4, the Trust shall pay the Adviser compensation at an annual rate as follows:


The Community Development Fund                                      0.30%